UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 4, 2020

TD Ameritrade Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-35509	82-0543156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South 108th Avenue Omaha, Nebraska	68154
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 669-3900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 par value	AMTD	The Nasdaq Stock Market LLC Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 4, 2020, TD Ameritrade Holding Corporation, a Delaware corporation (“TD Ameritrade”), held a special meeting of stockholders (the “special meeting”) to consider certain proposals related to the Agreement and Plan of Merger, dated as of November 24, 2019, as amended on May 14, 2020 (as amended, the “merger agreement”), by and among The Charles Schwab Corporation, a Delaware corporation (“Schwab”), Americano Acquisition Corp., a Delaware corporation and direct wholly owned subsidiary of Schwab (“Merger Sub”) and TD Ameritrade, which provides, among other things and subject to the terms and conditions set forth therein, that Merger Sub will merge with and into TD Ameritrade (the “merger”), with TD Ameritrade continuing as the surviving corporation and a wholly owned subsidiary of Schwab.

As of April 27, 2020, the record date for the special meeting, there were 540,924,139 shares of common stock, par value $0.01 per share, of TD Ameritrade (“Common Stock”) outstanding, each of which was entitled to one vote for each proposal at the special meeting. A total of 471,396,777 shares of Common Stock were present at the special meeting or represented by proxy, constituting a quorum to conduct business. As of the record date for the special meeting, TD Bank and its affiliates held and were entitled to vote at the special meeting 234,027,459 shares of Common Stock, and the significant TD Ameritrade stockholders and their affiliates held and were entitled to vote at the special meeting 51,933,483 shares of Common Stock.

At the special meeting, the following proposals were considered and voted upon:

1.	a proposal to approve and adopt the merger agreement;

2.	a proposal to approve, on a non-binding, advisory basis, certain compensation arrangements that may be paid or become payable to TD Ameritrade’s named executive officers in connection with the merger contemplated by the merger agreement (the “TD Ameritrade merger-related compensation proposal”); and

3.	a proposal to approve the adjournment of the special meeting from time to time if necessary to solicit additional proxies if there are not sufficient votes to approve and adopt the merger agreement at the time of the special meeting or any adjournment or postponement thereof (the “TD Ameritrade adjournment proposal”).

Approval and adoption of the merger agreement requires the affirmative vote of (i) the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the special meeting and (ii) the holders (other than The Toronto-Dominion Bank, a Canadian-chartered bank (“TD Bank”), certain stockholders of TD Ameritrade, including J. Joe Ricketts and Marlene M. Ricketts (the “significant TD Ameritrade stockholders”), and their respective affiliates) of a majority of the shares of Common Stock (other than shares of Common Stock held by TD Bank, the significant TD Ameritrade stockholders and their respective affiliates) outstanding and entitled to vote at the special meeting.

Approval of the TD Ameritrade merger-related compensation proposal requires the affirmative vote of the holders of a majority of the total shares of Common Stock present at the special meeting or represented by proxy and voting on the matter at the special meeting. Approval of the TD Ameritrade adjournment proposal requires the affirmative vote of the holders of a majority of the total shares of Common Stock present at the special meeting or represented by proxy and voting on the matter at the special meeting.

Each of the three proposals was approved by the requisite vote of TD Ameritrade’s stockholders. The final voting results for each proposal are described below. For more information on each of these proposals, see the definitive joint proxy statement/prospectus filed by TD Ameritrade with the Securities and Exchange Commission on May 6, 2020 (the “definitive joint proxy statement/prospectus”).

1.	Proposal to approve and adopt the merger agreement:

The votes, including those of TD Bank, the significant TD Ameritrade stockholders and their respective affiliates, were as follows:

For	Against	Abstain	Broker Non-Votes
470,181,937	918,608	296,232	N/A

The votes, including those of TD Bank, the significant TD Ameritrade stockholders and their respective affiliates, cast in favor of the proposal to approve and adopt the merger agreement represented in excess of a majority of the shares of Common Stock (including shares held by TD Bank, the significant TD Ameritrade stockholders and their respective affiliates) outstanding and entitled to vote at the special meeting. In addition, the votes cast in favor of the proposal to approve and adopt the merger agreement represented in excess of 99% of all votes cast on the merger proposal.

The votes, excluding those of TD Bank, the significant TD Ameritrade stockholders and their respective affiliates, were as follows:

For	Against	Abstain	Broker Non-Votes
184,252,657	918,608	296,232	N/A

The votes, excluding those of TD Bank, the significant TD Ameritrade stockholders and their respective affiliates, cast in favor of the proposal to approve and adopt the merger agreement represented in excess of a majority of the shares of Common Stock (other than shares of Common Stock held by TD Bank, the significant TD Ameritrade stockholders and their respective affiliates) outstanding and entitled to vote at the special meeting. In addition, the votes cast by the holders of shares of Common Stock (other than shares of Common Stock held by TD Bank, the significant TD Ameritrade stockholders and their respective affiliates) in favor of the proposal to approve and adopt the merger agreement represented in excess of 99% of all such votes cast on the merger proposal.

Approval for Purposes of Dispute Relating to Section 203 of the Delaware General Corporation Law

As previously disclosed, on May 12, 2020, a putative class action complaint challenging the merger was filed in the Delaware Court of Chancery (the “Court”), asserting a claim against each member of the TD Ameritrade board of directors who was on the TD Ameritrade board of directors when the merger agreement was approved, TD Bank and Schwab (the “Defendants”). Among other things, the complaint asserts a claim against such directors alleging that the merger violates 8 Del C. § 203 (“Section 203”) and alleges that, prior to the time that the TD Ameritrade board of directors approved the merger agreement and the transactions contemplated thereby, including the merger and the TD Bank voting agreement (as defined in the definitive joint proxy statement/prospectus), Schwab and TD Bank had reached an “agreement, arrangement or understanding” with respect to the terms of the voting of TD Bank’s shares of Common Stock in favor of the merger in exchange for an amendment and extension of the insured deposit account agreement (as defined in the definitive joint proxy statement/prospectus), thereby causing Schwab to become the “owner” of those shares and an “interested stockholder” under, and subject to the restriction on business combinations set forth in, Section 203. The Defendants and TD Ameritrade disagree with the Plaintiff’s allegations and assertions for multiple reasons. However, if it were determined that Schwab became an interested stockholder prior to TD Ameritrade board approval under Section 203, TD Ameritrade could not complete a business combination with Schwab, including the merger, for a period of three years following the time that Schwab became an interested stockholder unless the business combination is approved by the TD Ameritrade board of directors and authorized by the TD Ameritrade stockholders in accordance with the statute by the affirmative vote of at least 66 2/3% of the outstanding Common Stock not deemed owned by Schwab under Section 203 (including, as alleged in the complaint, treating the outstanding Common Stock owned by TD Bank and its affiliates as “owned” by Schwab for this purpose).

The votes on the proposal to approve and adopt the merger agreement, excluding those shares of Common Stock allegedly deemed owned by Schwab under Section 203 (including 708,380 shares of Common Stock beneficially owned by affiliates of Schwab as of the record date for the special meeting, and including, as alleged in the complaint, treating the outstanding Common Stock owned by TD Bank and its affiliates as “owned” by Schwab for this purpose, and further treating the outstanding Common Stock owned by the significant TD Ameritrade stockholders and their affiliates as deemed “owned” by Schwab for this purpose) were as follows: 183,545,705 votes “For,” 917,494 votes “Against,” 295,934 “Abstains” and no broker non-votes. As such, the votes cast in favor of the proposal to approve and adopt the merger agreement represented in excess of 66 2/3% of the outstanding Common Stock not allegedly deemed owned by Schwab under Section 203 (whether or not the outstanding Common Stock owned by the significant TD Ameritrade stockholders and their affiliates are excluded for this purpose). Therefore, even if Section 203 applied to the merger, which the Defendants and TD Ameritrade dispute, the merger was approved at the special meeting by the affirmative vote of more than 66 2/3% of the outstanding Common Stock not allegedly deemed owned by Schwab under Section 203. As a result, the requirements of Section 203 have been satisfied, even if Section 203 were determined to apply to the merger, and the Plaintiff has agreed to dismiss the Section 203 claim as moot.

2.	TD Ameritrade merger-related compensation proposal:

For	Against	Abstain	Broker Non-Votes
465,925,192	3,853,622	1,617,963	N/A

3.	TD Ameritrade adjournment proposal:

For	Against	Abstain	Broker Non-Votes
438,528,876	32,412,433	455,468	N/A

Item 8.01.	Other Events.

On June 4, 2020, the U.S. Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), with respect to the proposed transaction. Completion of the proposed transaction remains subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of the remaining conditions set forth in the merger agreement.

On June 4, 2020, TD Ameritrade issued a press release announcing stockholder approval of the merger agreement and the closing of the investigation of the proposed transaction by the Antitrust Division of the Department of Justice, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibits are attached hereto:

Exhibit No.	Description of Exhibit
99.1	Press Release, dated June 4, 2020
104	Cover Page Interactive Data File (formatted as inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD AMERITRADE HOLDING CORPORATION

By:	/s/ Stephen J. Boyle
	Name:	Stephen J. Boyle
	Title:	Interim Chief Executive Officer

Dated: June 4, 2020